Exhibit 23(3)





                                                                  April 26, 2004




     We consent to the use of our report dated January 18, 2003, on the financial statements of Mutual Savings Bank (the "Bank") and to the reference made to us under the caption "Experts" in the Prospectus forming part of the Application to Convert filed by the Bank with the Indiana Department of Financial Institutions, in the Registration Statement on Form SB-2 filed by Third Century Bancorp with the Securities and Exchange Commission, and in the Notice filed pursuant to 12 C.F.R Section 303.161 filed with the Federal Deposit Insurance Corporation.



                                           Woodbury & Company, LLC